UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 4, 2010

(Exact name of Registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices) (Zip Code)

(916) 321-1846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Indenture

On February 11, 2010, The McClatchy Company (the “Company”) issued $875 million aggregate principal amount of its 11.50% Senior Secured Notes due 2017 (the “Notes”) to J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Lazard Capital Markets LLC (the “Initial Purchasers”).

The terms and conditions of the Notes and the Indenture (as defined below) described in Item 2.03 of this Current Report on Form 8-K are incorporated by reference in this Item 1.01.

Registration Rights Agreement

In connection with the offering of the Notes, the Company entered into a Registration Rights Agreement, dated as of February 11, 2010, with J.P. Morgan Securities Inc., as the representative of the Initial Purchasers (the “Registration Rights Agreement”). The Company is obligated to use its reasonable efforts to file with the Commission and cause to become effective a registration statement relating to an offer to exchange the Notes for notes issued by the Company that are registered with the Commission and have substantially identical terms as the Notes. If the Company is not able to effect the exchange offer, the Company will instead use its reasonable efforts to file and cause to become effective a shelf registration statement covering the resale of the Notes. The Company will be required to pay additional interest on the Notes if the exchange offer is not completed, or the shelf registration statement not effective, within 210 days after the issue date of the Notes.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement.

Amended and Restated Credit Agreement

In connection with the Notes Offering (as defined below), the Company, entered into an Amended and Restated Credit Agreement, dated as of February 11, 2010, among the Company, the lenders from time to time party thereto, Bank of America, N.A., Administrative Agent, Swing Line Lender and L/C Issuer (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement amends and restates in its entirety the Credit Agreement entered into as of June 27, 2006, among the Company, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JP Morgan Chase Bank, N.A., as Syndication Agent, and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Book Managers (as amended prior to the Notes Offering, the “Original Credit Agreement”).

Under the Amended and Restated Credit Agreement, certain lenders have extended the maturities of their term loans and the termination date for their revolving commitments to July 1, 2013 (such lenders, the “extending lenders”). The lenders who did not so extend have the maturity date for their term loans and the termination date for their revolving credit commitments remaining at June 27, 2011 (such lenders, the “non-extending lenders”). Upon the issuance of the Notes, the Company repaid term loans held by extending lenders by 60% and reduced the revolving credit commitments of extending lenders by 60%. After such initial required prepayment, the payment of consideration in the tender offers for the Company’s 15.75% Senior Notes due July 15, 2014 (the “2014 Notes”) and the 7.125% Notes due June 1, 2011 (the “2011 Notes”), amounts to be set aside for future payments on the 2011 Notes that are not tendered and accepted in the Company’s tender offer for the 2011 Notes commenced in January 2010 and the payment of fees and expenses incurred by the Company in connection with the Notes Offering, the Company’s tender offers for the 2011 Notes and the 2014 Notes commenced in January 2010 and the amendment and restatement of the Original Credit Agreement, 50% of any remaining proceeds from the Notes Offering must be used to repay, pro rata, term loans and revolving loans made by extending lenders with such repayment of revolving loans to be accompanied by a corresponding reduction in the revolving credit commitments of extending lenders, and the other 50% of the remaining proceeds shall be used to repay revolving loans made by all lenders (with no corresponding commitment reduction).

Under the Amended and Restated Credit Agreement, as of July 11, 2010 there are $262.0 million of term loans outstanding and $249.3 million in revolving credit commitments, including a $100 million letter of credit sub-facility. The commitments under the revolving credit facility reflect reductions as of February 11, 2010 as set forth in the previous paragraph. In addition, the commitments of the non-extending lenders under the revolving credit facility will be reduced by their pro rata percentage of $5.0 million on each of March 31, 2010 and June 30, 2010.

Pursuant to the Amended and Restated Credit Agreement, the entire principal amount of the term loans of the extending lenders, or $189.6 million, will mature on July 1, 2013 and the entire principal amount of the term loans of the non-extending lenders, or $72.3 million, will mature on June 27, 2011. Without giving effect to any potential future reductions in the lenders’ revolving credit commitments described above, the revolving credit commitments of non-extending lenders in the amount of $42.2 million will terminate on June 27, 2011, which was the expiration date of the revolving credit facility under the Original Credit Agreement and the remaining revolving credit commitments under the Amended and Restated Credit Agreement in the amount of $207.1 million will terminate on July 1, 2013.

The Amended and Restated Credit Agreement also requires the Company to prepay loans with the net cash proceeds received from (i) the sale of certain real property of the Company located in Miami, Florida, (ii) the disposition of any other assets of the Company or any of its subsidiaries, subject to certain exceptions, and (iii) the issuance by the Company or its subsidiaries of equity interests or indebtedness, subject to certain exceptions. The Company is also required to repay loans with its excess cash flow, which is measured on an annual basis.

The Company’s obligations under the Amended and Restated Credit Agreement are guaranteed by the Company’s domestic subsidiaries, subject to certain exceptions. The Company’s obligations under the Amended and Restated Credit Agreement are secured by a first-priority security interest in certain assets of the Company and the guarantors, which includes intangible assets, inventory, receivables and certain minority investments, but excludes any land, buildings, machinery and equipment (“PPE”), and any leasehold interests and improvements with respect to such PPE that would be reflected on a consolidated balance sheet of Company and its subsidiaries, shares of stock of any Subsidiary of the Company and any indebtedness owed to the Company or any guarantor by a subsidiary of the Company.

Loans under the Amended and Restated Credit Agreement bear interest, at the Company’s option, at either the London Interbank Offered Rate (but not lower than 3.0%) plus a spread ranging from 425 basis points to 575 basis points, or at a base rate plus a spread ranging from 325 basis points to 475 basis points, in each case based upon the Company’s consolidated total leverage ratio. The Amended and Restated Credit Agreement provides for a commitment fee payable on the unused revolving credit ranging from 50 basis points to 75 basis points, based upon the Company’s consolidated total leverage ratio.

The Amended and Restated Credit Agreement contains customary affirmative covenants binding on the Company and its subsidiaries, including delivery of financial statements and certain other certificates and notices, payment of liabilities and obligations, maintenance of existence, maintenance of insurance, maintenance of properties and compliance with laws. The Amended and Restated Credit Agreement also contains negative covenants restricting the ability of the Company and its subsidiaries to, among other things, grant liens, incur indebtedness, dispose of assets, make restricted payments, engage in transactions with affiliates and make investments, in each case subject to certain exceptions.

The financial covenants under the Amended and Restated Credit Agreement require the Company to comply with a maximum consolidated total leverage ratio and a minimum consolidated interest coverage ratio, each measured quarterly. The Company is required to maintain a consolidated total leverage ratio of not more than 7.00 to 1, which ratio will decrease to 6.0 to 1 over the term of the Amended and Restated Credit Agreement. The Company is also required to maintain a consolidated interest coverage ratio of at least 2.3 to 1, which ratio will decrease to 1.7 to 1 over the term of the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement contains customary events of default, including the failure to pay principal when due or interest within three business days after the date due, failure to comply with covenants in the Amended and Restated Credit Agreement and related loan documents (subject to grace periods in certain instances), breach of representations and warranties, cross defaults with certain indebtedness, insolvency or bankruptcy events involving the Company, any guarantor or any material subsidiary of the Company, judgment defaults, the occurrence of certain ERISA events, and a change of control of the Company. Upon the occurrence and continuance of an event of default, the lenders may terminate their revolving credit commitments, require cash collateralization or similar arrangements for outstanding letters of credit and declare all amounts under the Amended and Restated Credit Agreement and related loan documents immediately due and payable. The revolving credit commitments shall automatically terminate, and all amounts outstanding under the Amended and Restated Credit Agreement shall automatically become immediately due and payable, upon the occurrence of an event of default arising from insolvency or bankruptcy events involving the Company, any guarantor, any material subsidiary of the Company or three or more subsidiaries that are not material subsidiaries.

A copy of the Amended and Restated Credit Agreement is attached as Exhibit 10.1 to this Current Report and is incorporated by reference herein. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 4, 2010, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities Inc. to sell to the Initial Purchasers the Notes (the “Notes Offering”). On February 11, 2010, the Notes Offering was completed and the Company issued to the Initial Purchasers $875 million aggregate principal amount of the Notes in accordance with the terms of the Purchase Agreement. The net proceeds to the Company from the Notes Offering were approximately $849 million.

In connection with the Notes Offering, the Company entered into an Indenture (the “Indenture”), dated as of February 11, 2010, among The McClatchy Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) relating to the Notes.

Certain terms and conditions of the Notes and the Indenture are as follows:

Maturity. The Notes mature on February 15, 2017.

Interest. The Notes accrue interest of 11.50% per year. Interest on the Notes is paid semi-annually on each February 15 and August 15, beginning on August 15, 2010.

Security. The Notes and the guarantees are secured by a first-priority lien, pari passu to the liens granted under the Amended and Restated Credit Agreement (excluding any cash collateral for letters of credit) and subject to permitted liens, on certain of the Company and the guarantors’ assets, which (x) include intangible assets, inventory, receivables and certain minority investments, but (y) exclude PPE, and any leasehold interests and improvements with respect to such PPE which would be reflected on the Company’s consolidated balance sheet, shares of stock of any subsidiaries of the Company and any indebtedness owed to such grantor by our subsidiaries.

Ranking. The Notes are the senior secured obligations of the Company and the guarantors. The Notes:

•	rank senior in right of payment to any of the Company and the guarantors’ existing and future subordinated indebtedness;

•	rank equally in right of payment with all of the Company and the guarantors’ existing and future senior indebtedness, including amounts outstanding under the Amended and Restated Credit Agreement;

•	rank effectively senior in right of payment to any of the Company and the guarantors’ unsecured indebtedness to the extent of the value of the collateral for the Notes and the guarantees;

•

are secured, subject to permitted liens, on a first-priority basis, equally and ratably with all obligations under any of the Company indebtedness and the guarantors secured by a first-priority lien on the Company and the guarantors assets that secure the Notes (including obligations under the Amended and Restated Credit Agreement); and

•	are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of the non-guarantor subsidiaries of the Company.

Guarantees. The Notes are unconditionally guaranteed on a senior secured basis by each domestic subsidiary of the Company that guarantees indebtedness under the Amended and Restated Credit Agreement.

Optional Redemption. The Company may redeem some or all of the Notes at any time on or after February 15, 2013 at the redemption prices set forth in the Indenture. The Company may also redeem up to 35% of the aggregate principal amount of the Notes using the proceeds of certain equity offerings specified in the Indenture completed before February 15, 2013 at the redemption price set forth in the Indenture. Prior to February 15, 2013, the Company may also redeem some or all of the Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date and a “make-whole” premium set forth in the Indenture.

Repurchase upon a change of control or certain asset sales. Upon the occurrence of a change of control or certain asset sales, the Company will be required to offer to repurchase the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to, but excluding, the repurchase date.

Covenants. The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur certain additional indebtedness and issue preferred stock;

•	make certain distributions, investments and other restricted payments;

•	sell assets;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments to the Company;

•	create liens;

•	merge, consolidate or sell substantially all of our and our subsidiaries’ assets, taken as a whole; and

•	enter into certain transactions with affiliates.

These covenants are subject to a number of important exceptions and qualifications as set forth in the Indenture.

Events of Default. The following constitute events of default under the Indenture that could, subject to certain conditions, cause the Notes to become immediately due and payable:

(a) the Company’s default for 30 days in the payment when due of interest on the Notes;

(b) the Company’s default in the payment when due of principal or of premium, if any, on the Notes;

(c) the Company’s failure to comply with the covenant relating to mergers, consolidations or change of control;

(d) the Company’s failure to comply for 45 days after notice is given with its obligations under certain specified covenants in the Indenture;

(e) the Company or the guarantor’s failure to comply for 60 days after notice is given with any other provision of the Indenture or the Notes or the other agreements relating to the collateral;

(f) default with respect to any indebtedness for borrowed money of, or guaranteed by, the Company or any of its restricted subsidiaries, in excess of $50.0 million which default results from the failure to pay principal on such indebtedness at maturity or results in the acceleration of any such indebtedness;

(g) certain events of bankruptcy or insolvency of the Company or any of its significant subsidiaries;

(h) the Company’s or any of its restricted subsidiaries’ failure to pay final and non-appealable judgments aggregating $50.0 million or more, which judgments remain unsatisfied or undischarged for 60 consecutive days during which a stay of enforcement of such judgments shall not be in effect;

(i) any subsidiary guarantee of a restricted subsidiary is held in a judicial proceeding to be unenforceable or invalid or shall cease to be in full force and effect, or any subsidiary guarantor that qualifies as a restricted subsidiary denies or disaffirms its obligations under its guarantee; and

(j) with respect to any collateral having a fair market value in excess of $10.0 million, individually or in the aggregate, the failure of the security interest with respect to such collateral to be in full force and effect or the assertion by the Company or any guarantor that such security interest is invalid or unenforceable.

A copy of the Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1. The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture.

Item 8.01 Other Events

On February 11, 2010, the Company issued a press release announcing the closing of the Notes Offering. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated February 11, 2010, among The McClatchy Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. relating to the 11.50% Senior Secured Notes due 2017.

4.2	Registration Rights Agreement, dated February 11, 2010, between The McClatchy Company and J.P. Morgan Securities Inc., relating to the 11.50% Senior Secured Notes due 2017.

10.1	Amended and Restated Credit Agreement, dated as of February 11, 2010, among the Company, the lenders from time to time party thereto, Bank of America, N.A., Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	Press Release, dated February 11, 2010 announcing the closing of the Notes Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

February 17, 2010	By:	/s/ Karole Morgan-Prager
Karole Morgan-Prager
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated February 11, 2010, among The McClatchy Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. relating to the 11.50% Senior Secured Notes due 2017.
4.2	Registration Rights Agreement, dated February 11, 2010, between The McClatchy Company and J.P. Morgan Securities Inc., relating to the 11.50% Senior Secured Notes due 2017.

10.1	Amended and Restated Credit Agreement, dated as of February 11, 2010, among the Company, the lenders from time to time party thereto, Bank of America, N.A., Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	Press Release, dated February 11, 2010 announcing the closing of the Notes Offering.